                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 18, 2002


                          Citizens Banking Corporation
             (Exact name of registrant as specified in its charter)


                                    Michigan
                 (State or other jurisdiction of incorporation)


     0-10535                                              38-2378932

(Commission File Number)                       (IRS Employer Identification No.)

                 328 South Saginaw Street, Flint, Michigan 48502
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (810) 766-7500

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 18, 2002, Citizens Banking Corporation announced a third quarter net loss of $45.9 million, or $1.03 per diluted share. The third quarter loss was largely a result of an incremental provision for loan losses of $80 million, a previously announced special charge of $13.8 million relating to its restructuring initiative and other charges of $9.4 million. The full text of the press release announcing the results and the incremental provision is attached hereto as Exhibit 99.1.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits


Exhibit 99.1:     Press Release, dated October 18, 2002
Exhibit 99.2:     Letter to Shareholders, dated October 18, 2002
                  (furnished herewith pursuant to Item 9 and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934)

Item 9:  Regulation FD Disclosure.

         Citizens Banking Corporation is furnishing herewith, as Exhibit 99.2, the text of its October 18, 2002 letter to shareholders pursuant to Regulation FD.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2002                    CITIZENS BANKING CORPORATION


                                    /s/Thomas W. Gallagher
                                    --------------------------------------
                                    By: Thomas W. Gallagher
                                    Senior Vice President

                                  EXHIBIT INDEX


Number                     Description

99.1              Press Release, dated October 18, 2002


99.2:             Letter to Shareholders, dated October 18, 2002